Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(200,460)
Unrealized Gain (Loss) on Market Value of Futures	(472,550)
Dividend Income	292
Interest Income	12
Total Income (Loss)	$(672,706)

Expenses
Investment Advisory Fee	$4,217
Brokerage Commissions	706
NYMEX License Fee	170
Non-interested Directors' Fees and Expenses	47
Prepaid Insurance Expense	44
Other Expenses	14,508
Total Expenses	19,692
Expense Waiver	(13,454)
Net Expenses	$6,238
Net Gain (Loss)	$(678,944)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$8,762,745
Net Gain (Loss)	(678,944)

Net Asset Value End of Period	$8,083,801
Net Asset Value Per Unit (200,000 Units)	$40.42

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502